Exhibit 3.2(qq)

THIRD AMENDED AND RESTATED

BYLAWS OF

ONE COMMUNICATIONS CORP.

ARTICLE I

Stockholders Agreement

One Communications Corp. (the “Corporation”) is a party to the Third Amended and Restated Stockholders Agreement, dated as of September 3, 2010, as the same may be amended in accordance with the terms thereof (the “Stockholders Agreement”). To the extent of any conflict between the provisions of the Stockholders Agreement and these Bylaws, the provisions of the Stockholders Agreement shall govern.

ARTICLE II

Stockholders Meetings

Section 2.1                                      Annual Meetings.

(a)                                  An annual meeting of stockholders shall be held for the election of directors and the transaction of such other business as may properly be brought before the meeting in accordance with these Bylaws at such date, time and place, if any, as may be fixed by resolution of the Board of Directors of the Corporation (the “Board” or the “Board of Directors”) from time to time. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board may adopt, as permitted by applicable law. Subject to paragraph (b) of this Section 2.1, any other proper business may be transacted at an annual meeting.

(b)                                 Only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be:  (i) authorized by the Board and specified in the notice, or a supplemental notice, of the meeting, or (ii) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Secretary of the Corporation (the “Secretary”), delivered or mailed to and received at the principal executive offices of the Corporation not less than 14 days prior to the date of the annual meeting.  Delivery shall be by hand or by certified or registered mail, return receipt requested.  In no event shall the adjournment of an annual meeting commence a new time period for the giving of stockholder’s notice as described above.  A stockholder’s notice to the Secretary shall set forth as to each item of business the stockholder proposes to bring before the meeting:  (1) a description of such item and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation’s records, of the stockholder proposing such business, (3) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, and (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business.  Upon receipt of any such notice, the Corporation shall promptly send a copy thereof to each stockholder, regardless of whether such stockholder would have the right to vote on the item of business described therein.  No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b).  The chairman of the meeting at which any business is proposed by a stockholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

Section 2.2                                      Special Meetings.  Special meetings of stockholders for any purpose or purposes may be called at any time only:  (i) by the Chairman of the Board (the “Chairman” or the “Chairman of the Board”) or the Vice-Chairman of the Board (the “Vice- Chairman” or the “Vice-Chairman of the Board”) pursuant to a resolution approved by a majority of the whole Board or by a committee of the Board authorized to call such meetings; or (ii) by the holders of not less than one-third of all outstanding stock entitled to vote at the meeting. The Board may, in its sole discretion, determine that the special meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board may adopt, as permitted by applicable law. The business transacted at a special meeting of stockholders shall be limited solely to matters relating to the purpose or purposes stated in the Corporation’s notice of meeting.

Section 2.3                                      Notice of Meetings.  A written notice of each annual or special meeting of stockholders shall be given stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), of the Corporation or these Bylaws, such notice of meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting, personally, by mail or, to the extent and in the manner permitted by applicable law, electronically.  If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 2.4                                      Adjournments.  Any annual or special meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Section 2.3.

Section 2.5                                      Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of stock having a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote at the meeting shall constitute a quorum at each meeting of stockholders. In the absence of a quorum, the stockholders so present may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time in the manner provided in Section 2.4 of these Bylaws until a quorum is present. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.

Section 2.6                                      Conduct; Remote Communication.

(a)                                  Meetings of stockholders shall be presided over by the Chairman of the Board, or if there is no Chairman of the Board (or in his or her absence), by the Vice-Chairman of the Board, or if there is no Vice-Chairman (or in his or her absence), by the Chief Executive Officer (or in his or her absence), by a chairman designated by the Board, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)                                 If authorized by the Board in accordance with these Bylaws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.7                                      Voting.

(a)                                  Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power on the matter in question.

(b)                                 Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote which are present in person or by proxy at such meeting. Unless otherwise provided in the Certificate of Incorporation or the Stockholders Agreement, directors shall be elected by a plurality of the votes cast in the election of directors. Each other question shall, unless otherwise provided by law, the Certificate of Incorporation, these Bylaws or the Stockholders Agreement, be decided by the vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on such question which are present in person or by proxy at the meeting.

(c)                                  Stock of the Corporation standing in the name of another corporation and entitled to vote may be voted by such officer, agent or proxy as the Bylaws or other internal regulations of such other corporation may prescribe or, in the absence of such provision, as the board of directors or comparable body of such other corporation may determine.

(d)                                 Stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a debtor in a case under Title 11, United States Code, and entitled to vote may be voted by an administrator, executor, guardian, conservator, debtor-in-possession or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official or other person so voting.

(e)                                  A stockholder whose voting stock of the Corporation is pledged shall be entitled to vote such stock unless on the transfer records of the Corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee’s proxy, may represent such shares and vote thereon.

(f)                                    If voting stock is held of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, such act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one votes, but the vote is evenly split on any particular matter each faction may vote such stock proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of the State of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the stock, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

(g)                                 Stock of the Corporation belonging to the Corporation, or to another corporation a majority of the shares entitled to vote in the election of directors of which are held by the Corporation, shall not be voted at any meeting of stockholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 2.7 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.

Section 2.8                                      Proxies.

(a)                                  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

(b)                                 A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such which execution may be accomplished by such stockholder or such stockholder’s authorized officer, director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a “Transmission”) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder.

(c)                                  Any inspector or inspectors appointed pursuant to Section 2.7 of these Bylaws shall examine Transmissions to determine if they are valid. If no inspector or inspectors are so appointed, the Secretary or such other person or persons as shall be appointed from time to time by the Board shall examine Transmissions to determine if they are valid. If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

Section 2.9                                      Fixing Date of Determination of Stockholders of Record.

(a)                                  In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock, (iv) to express consent to corporate action in writing without a meeting, or (v) to take, receive or participate in any other action, the Board may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board and which (1) in the case of a determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than ten days before the date of such meeting; (2) in the case of a determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall be ten days after the date upon which the resolution fixing the record date is adopted by the Board; and (3) in the case of any other action, shall be not more than 60 days before such action. It in connection with any consent to corporate action in writing without a meeting, prior action by the Board is required by law, the Board shall fix a record date as provided in clause (2) of this paragraph (a). Not later than the first day after a record date is fixed by the Board in connection with any consent to corporate action in writing without a meeting, the Corporation shall give written notice thereof to each stockholder, regardless of whether such stockholder would have the right to vote on such corporate action.

(b)                                 If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c)                                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board may fix a new record date for the adjourned meeting.

Section 2.10                                List of Stockholders Entitled to Vote.  The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting:  (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.11                                Action By Consent of Stockholders.

(a)                                  Unless the power of stockholders to act by consent without a meeting is restricted or eliminated by the Certificate of Incorporation or the Stockholders Agreement, any

action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

(b)                                 Every written consent shall bear the date of signature of each stockholder (or his, her or its proxy) signing such consent. If any consent is signed by less than all of the stockholders entitled to vote, then (i) such consent shall not be delivered to the Corporation or become effective unless, at least 10 days prior thereto, a notice in writing describing the subject matter of the proposed consent is delivered to each stockholder, regardless of whether such stockholder would have the right to vote on such matter, and (ii) after the effective date of such consent, prompt notice of the taking of corporate action without a meeting of stockholders by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of persons to authorize or take the action were delivered to the Corporation in the manner required by this Section 2.11.  All such written consents shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary.  Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

(c)                                  A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of these Bylaws, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. Any consent by means of telegram, cablegram or electronic transmission shall be deemed to have been signed on the date on which it was transmitted. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, at its principal place of business or to the Secretary. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to the Secretary if, to the extent and in the manner provided by resolution of the Board.

(d)                                 No written consent shall be effective to authorize or take the corporate action referred to therein unless, within 60 days of the earliest dated written consent delivered to the Corporation in the manner required by this Section 2.11, written consents signed by a sufficient number of persons to authorize or take such action are delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary.

All such written consents shall be filed with the minutes of proceedings of the stockholders, and actions authorized or taken under such written consents shall have the same force and effect as those authorized or taken pursuant to a vote of the stockholders at an annual or special meeting.

ARTICLE III

Qualifications of Directors and Officers

Section 3.1                                      Qualifications of Directors and Officers.  No Disqualified Person (as hereinafter defined) shall serve as a director or officer of the Corporation.  The term “Disqualified Person” shall mean:

(a)                                  any person who has consented to or consents to a bar from acting, or has been or is barred from acting, as an officer or director of a public company, whether as a result of a judicial or administrative settlement, order or judgment or decree or otherwise;

(b)                                 any person who has been or is found in a judicial or administrative proceeding to have violated, aided and abetted or caused a violation of, or has consented to or consents to a settlement, order, judgment or decree that includes findings or charges that such person violated, aided and abetted or caused a violation of, Section 17(a) of the Securities Act of 1933, as amended, Section 10(b) of the Securities Exchange Act of 1934, as amended, or any of the rules and regulations promulgated under either such section;

(c)                                  any person who has been or is prohibited from serving in any capacity with respect to any benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (it being understood that a requirement to obtain the consent of any federal or state judicial or regulatory authority shall not be deemed to be a prohibition unless such consent is sought and denied);

(d)                                 any person who has been or is convicted of, or has entered or enters a plea of guilty or nolo contendere to, any crime involving moral turpitude, fraud, embezzlement, perjury or obstruction of justice; or

(e)                                  the Vice-Chairman (and his or her successor), if the Vice-Chairman at any time during his or her service on the Board, ceases to be independent.

If any director or officer shall become a Disqualified Person, such person shall, without further action of the Board or stockholders of the Corporation, cease to serve as a director or officer of the Corporation and shall, upon the request of any stockholder or any other director, immediately confirm in writing that he or she is no longer a director or officer of the Corporation.

Any dispute or controversy regarding whether a director or officer is a Disqualified Person shall be settled by binding arbitration in New York City administered by the American Arbitration Association in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any such proceeding may be initiated by such director or officer or by the Corporation or any stockholder. Each party shall bear its own costs and expenses in connection with any such proceeding, provided, however that if the director or officer is the prevailing party in any such proceeding, the Corporation shall reimburse such person for all of his or her reasonable costs and expenses, including attorneys and experts’ fees, incurred in connection therewith. The arbitrator’s authority shall be limited to a declaratory award determining whether the director or officer is a Disqualified Person. Any party to the arbitration may without inconsistency with this arbitration provision, apply to any federal or state court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the earlier of (i) the rendering of an arbitration award in any such proceeding or (ii) such dispute or controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder or to obtain interim relief or as required by law, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of all parties to such arbitration.

Any director or officer that is a party to any such arbitration proceeding may remain in office as a director or officer of the Corporation until the earlier of (i) the rendering of an arbitration award in any such proceeding or (ii) such dispute or controversy is otherwise resolved.

Section 3.2                                      Vice-Chairman.

(a)                                  The Vice-Chairman (and his successor on the Board) shall not be an employee of the Corporation (and shall not have been employed by the Corporation during the preceding three (3) year period), and at all times during his or her service on the Board, shall be independent. In the absence or disability of the Chairman, the Vice-Chairman shall preside over all meetings of stockholders and the Board of Directors. During the disability of the Chief Executive Officer and the Chairman of the Board of Directors, the Vice-Chairman shall exercise all of the power and discharge all of the duties of the Chief Executive Officer. The Vice- Chairman (and his or her successor), shall be designated and removed from the Board in accordance with the terms of Sections 5.1(a)(iv) and 5.1(b)(v) of the Stockholders Agreement.

(b)                                 The Vice-Chairman shall have primary responsibility for analyzing, pursuing and negotiating the following strategic decisions involving the Corporation and its Subsidiaries (as defined in the Stockholders Agreement) (collectively, the “Strategic Transactions”), subject, for the avoidance of doubt, to the right of the Board to approve or disapprove of: (i) a Sale of the Corporation (as such term is used in clause (b) of the definition of “Sale of the Company” in the Third Amended and Restated Stockholders Agreement), (ii) an acquisition by the Corporation (or a Subsidiary thereof) of any other Person or the material assets of such other Person, (iii) a financing transaction involving the Corporation and its Subsidiaries, including the issuance by the Corporation (or a Subsidiary thereof) of debt and/or equity securities, and (iv) a refinancing or out-of-court restructuring transaction involving the Corporation and its Subsidiaries, including a restructuring of the outstanding indebtedness under the Credit Facility (as defined in the Stockholders Agreement), an amendment to the terms of the Credit Facility or a restructuring of the indebtedness, capital lease obligations and other material obligations of the Corporation and its Subsidiaries, but excluding a Bankruptcy (as defined in the Stockholders Agreement) filing by the Corporation.

(c)                                  In connection with the Vice-Chairman’s handling of any Strategic Transaction, the Vice-Chairman shall have full access to the Corporation’s legal, accounting and the Board of Directors.  All votes by the Board of Directors with respect to a Strategic Transaction shall require a Simple Majority Vote (as defined in the Stockholders Agreement).  All votes by the Board of Directors with respect to related-party transactions described in Section 5.4 of the Stockholders Agreement), which Simple Majority Vote shall include the affirmative vote of the Vice-Chairman.  Nothing herein, in the Stockholders Agreement or in the Certificate of Incorporation shall be construed as prohibiting the Vice-Chairman from serving on any committee of the Board, provided, that the Vice-Chairman is appointed by the Board to such committee in accordance with the terms hereof and of the Stockholders Agreement.

ARTICLE IV

Board of Directors

Section 4.1                                      Number.  The Board shall consist of five (5) directors, as more fully provided in Article V of the Stockholders Agreement.  Upon termination f the Stockholders Agreement, the number of directors may be amended from time to time by resolution adopted by affirmative vote of a majority of the whole Board (including any vacancies) or by the stockholders of the Corporation in accordance with Section 4.2 hereof.

Section 4.2                                      Election; Resignation; Vacancies.

(a)                                  Upon termination for the Stockholders Agreement, at each annual meeting of stockholders, the stockholders shall elect directors each of whom shall hold office until the next annual meeting of the stockholders and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

(b)                                 Any director may resign at any time by giving written notice to the Chairman, the Vice-Chairman, the President or the Secretary.  Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

(c)                                  Any newly created directorship or any vacancy occurring in the Board for any reason shall be filled as provided in the Stockholders Agreement or, after the termination thereof, by a majority of the remaining directors (excluding any director elected by any class or series of preferred stock), although less than a quorum, or by a plurality of the votes cast in the election of directors at a meeting of stockholders.  Each director elected to replace a former director shall hold office until the expiration of the term of office of the director whom he or she has replaced and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.  Subject to the terms of the Stockholders Agreement, a director elected to fill a newly created directorship shall serve until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

(d)                                 (i)  The Non-CVB Stockholders (as defined in the Stockholders Agreement) shall have the right to designate (1) Board observer (the “Non-CVB Observer”) and (ii) the CVB Stockholders (as defined in the Stockholders Agreement) shall have the right to designate one (1) Board observer (the “CVB Observer”), which Non-CVB Observer and CVB Observer shall have the rights to attend all regular, special and telephonic meetings of the Board of Directors or committees of the Board of Directors, except if such attendance would negate any attorney-client privilege.

Section 4.3                                      Regular Meetings.  Unless otherwise determined by the Board, a regular annual meeting of the Board shall be held, without call or notice, immediately after and, if the annual meeting of stockholders is held at a place, at the same place as the annual meeting of stockholders, for the purpose of organizing the Board, electing officers and transacting any other business that may properly come before such meeting.  If the stockholders shall elect the directors by written consent of stockholders as permitted by Section 2.11 of these Bylaws, a special meeting of the Board shall be called as soon as practicable after such election for the purposes described in the preceding sentence. Additional regular meetings of the Board may be held without call or notice at such times as shall be fixed by resolution of the Board.

Section 4.4                                      Special Meetings.  Special meetings of the Board may be called by any member of the Board. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting. The purpose or purposes of a special meeting need not be stated in the call or notice.

Section 4.5                                      Organization.  Meetings of the Board shall be presided over by the Chairman, or in his or her absence, by the Vice-Chairman, or in his or her absence, by the Chief Executive Officer, or in his or her absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

Section 4.6                                      Quorum; Vote Required for Action.  At all meetings of the Board a majority of the whole Board (including any vacancies) shall constitute a quorum for the transaction of business.  Except as otherwise provided in the Certificate of Incorporation, the Stockholders Agreement or these Bylaws, the vote of a majority of the whole Board (including any vacancies) at a meeting at which a quorum is present shall be the act of the Board.

Section 4.7                                      Committees.

(a)                                  The Board may, by resolution passed by a Qualified Majority Vote (as defined in the Stockholders Agreement), designate one or more committees, each committee to consist of two (2) or more directors of the Corporation.  The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and provided in these Bylaws or in the resolution of the Board designating such committee, or an amendment to such resolution, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the

Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

(b)                                 At all meetings of each committee a majority of the whole committee (including any vacancies) shall constitute a quorum for the transaction of business. Unless the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the whole committee (including any vacancies) at a meeting at which a quorum is present shall be the act of the committee.

(c)                                  Notwithstanding anything to the contrary contained herein, the Board may from time to time form one or more committees which do not include the Vice-Chairman; provided, however, that, notwithstanding the foregoing, in the event that the Board establishes a committee which does not include the Vice-Chairman, such committee shall be prohibited from taking any action with respect to any matter that would require the affirmative vote of the Vice- Chairman in order to be approved.

Section 4.8                                      Telephonic Meetings.  Directors, or any committee of directors designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.8 shall constitute presence in person at such meeting.

Section 4.9                                      Written Action by Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee (in each case assuming there are no vacancies), as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.10                                Committee Rules.  Unless the Board otherwise provides, and subject to the provisions of Section 4.7, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article IV of these Bylaws.

Section 4.11                                Reliance upon Records.  Every director, and every member of any committee of the Board, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

Section 4.12                                Interested Directors.  A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Section 144 of the General Corporation Law, as amended, of the State of Delaware.

Section 4.13                                Compensation.

(a)                                  Unless otherwise restricted by the Certificate of Incorporation, the Board shall have the authority to fix the compensation of directors. Without limiting the foregoing, (i) the directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a director, Chairman, Vice-Chairman or committee member and (ii) the Non-CVB Observer and the CVB Observer shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board or a committee thereof, incurred in connection with the performance of their duties as observers. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE V

Officers

Section 5.1                                      Executive Officers; Election; .Qualification; Term of Office.  The officers of the Corporation shall include the Chairman, the Vice-Chairman, the Chief Executive, a President, a Treasurer and a Secretary. Any number of offices may be held by the same person. Subject to the terms of the Stockholders Agreement, each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal; provided, however, that during the period that the Stockholders Agreement is in effect and at any time where the CVB Stockholders (as defined in the Stockholders Agreement) do not own at least eighty percent (80%) of the issued and outstanding shares of Class A Common Stock, the election of the Chief Executive Officer shall require, in addition to any other required vote, the approval by a Qualified Majority Vote (as defined in the Stockholders Agreement). The Board may from time to time elect such other officers (including one or more Executive Vice Presidents, a Chief Financial Officer, a Chief Legal Officer, Senior Vice Presidents, or Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the conduct of the business of the Corporation.  Such other officers and agents shall have such duties and shall hold office for such terms as may be prescribed by the Board of Directors from time to time.

Section 5.2                                      Resignation; Removal; Vacancies.  Any officer may resign at any time by giving written notice to the Chairman, the Vice-Chairman, the Chief Exectuive Officer, the President or the Secretary.  Unless otherwise stated in a notice of resignation, the resignation of such officer sall take effect when received by the party to whom it is directed, without any need for its acceptance.  Unless provided otherwise in the Stockholders Agreement, any officer may be removed with or without cause at any time by the Board of Directors or the Chief Exective Officer, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation; provided, however, that during the period the Stockholders Agreement is in effect and at any time where the CVB Stockholders (as defined in the Stockholders Agreement) do not own at least eighty percent (80%) of the issued and outstanding shares of Class A common Stock, the removal of the Chief Executive Officer shall require, in addition to any other required approval, the approval by a Qualified Majority Vote (as defined in the Stockholders Agreement).  A vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board at any regular or special meeting in accordance with the terms of the Stockholders Agreement.

Section 5.3                                      Powers and Duties of Executive Officers.  The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.  The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 5.4                                      Chairman of the Board of Directors.  The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors.  During the disability of the Chief Executive Officer, the Chairman of the Board of Directors shall exercise all the power and discharge all the duties of the Chief Executive Officer.  The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.  The Chairman of the Board of Directors must be a director of the Corporation.

Section 5.5                                      Chief Executive Officer.  The Chief Executive Officer shall, subject, at all times to the authority of the Board of Directors, have general responsibility for the business and affairs of the Corporation and general control of its business, and shall see that all directives and resolutions of the Board of Directors are carried into effect.  He or she shall execute all bonds, mortgages, contracts and other instruments of the Corporation, except where required or permitted by law to be otherwise signed, and except that the other officers of the Corporation may sign such documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors.  The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

Section 5.6                                      President.  The President shall have such powers and duties as may be assigned to, or required of, such officer from time to time by the Board of Directors or the Chief Executive Officer. The President shall be subject to the direction of the Chief Executive Officer and shall perform such duties and services as may be assigned to, or required of, the

President from time to time by the Chief Executive Officer, not inconsistent with the powers and duties assigned under the first sentence of this Section 5.6.

Section 5.7                                      Treasurer.  The Treasurer shall, in the absence or disability of the Chief Financial Officer and any Vice President of Finance, act with all of the powers and have the responsibilities assigned to the Chief Financial Officer. The Treasurer shall also have the general powers and duties incident to the office of the treasurer of a corporation and shall have such other powers and duties as may be assigned to, or required of, such officer from time to time by the Board of Directors or these Bylaws.

Section 5.8                                      Secretary.  In addition to such other duties, if any, as may be assigned to the Secretary by the Board or the Chief Executive Officer, the Secretary shall (i) keep the minutes of proceedings of the stockholders, the Board and any committee of the Board in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be the custodian of the records and seal of the Corporation; (iv) affix or cause to be affixed the seal of the Corporation or a facsimile thereof, and attest the seal by his or her signature, to all certificates for shares of stock of the Corporation and to all other documents the execution of which under seal is authorized by the Board; (v) unless such duties have been delegated by the Board to a transfer agent of the Corporation, keep or cause to be kept a register of the name and address of each stockholder, as the same shall be furnished to the Secretary by such stockholder, and have general charge of the stock transfer records of the Corporation; and (vi) in general, have all the powers and perform all of the duties incident to the office of secretary of a corporation and shall have such other powers and duties as may be assigned to, or required of, such officer from time to time by the Board of Directors or these Bylaws.

ARTICLE VI

Stock Certificates and Transfers

Section 6.1                                      Certificate.  Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman, the Vice-Chairman or the Chief Executive Officer, and by the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be facsimile, stamp or other imprint. In case any officer, transfer agent, or registrar who has signed or whose facsimile, stamp or other imprint signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar continued to be such at the date of issue.

Section 6.2                                      Lost, Stolen or Destroyed Certificates: Issuance of New Certificates.  The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.3                                      Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.2 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board may from time to time deem advisable concerning the transfer and registration of stock certificates, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation.  Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

Section 6.4                                      Stockholders of Record.  The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

ARTICLE VII

Notices

Section 7.1                                      Manner of Notice.

(a)                                  Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws or the Stockholders Agreement, whenever notice is required to be given to any stockholder, director or member of any committee of the Board, such notice may be given by (i) personal delivery, (ii) depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, (iii) delivering to a company for overnight or second day mail or delivery, (iv) delivering it to a telegraph company, charges prepaid, for transmission, or by transmitting it via telecopier, or (v) any other reliable means permitted by applicable law (including, subject to Section 7.1(b), electronic transmission) to such stockholder, director or member, either at the address of such stockholder, director or member as it appears on the records of the Corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.

(b)                                 Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

Section 7.2                                      Dispensation with Notice.

(a)                                  Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any stockholder to whom (i) notice of two (2) consecutive annual meetings of stockholders, and all notices of meetings of stockholders or of the taking of action by stockholders by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings, or (ii) all, and at least two (2), payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12- month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.

(b)                                 Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

Section 7.3                                      Waiver of Notice.  Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee or directors need be specified in any written waiver of notice.

ARTICLE VIII

Indemnification

Section 8.1                                      Right to Indemnification.

(a)                                  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as in effect on the date of adoption of these Bylaws or as it may thereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether threatened, pending or completed (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise (hereinafter, a “Covered Person”) against any and all liability and loss (including judgments, fines, penalties and amounts paid in settlement) suffered or incurred and expenses (including, without limitation, attorneys’ fees and disbursements) reasonably incurred by such Covered Person. The Corporation shall not be required to indemnify a Covered Person in connection with (i) a Proceeding initiated by such Covered Person, including a counterclaim or crossclaim, unless the Proceeding was authorized by the Board, or (ii) an arbitration proceeding referred to in Section 3.1, except as otherwise provided therein.

(b)                                 For purposes of this Article VIII: (i) any reference to “other enterprise” shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the Corporation and its related entities (“employee benefit plans”); (ii) any reference to “fines”, “penalties”, “liability” and “expenses” shall include any excise taxes, penalties, claims, liabilities and reasonable expenses (including reasonable legal fees and related expenses) assessed against or incurred by a person with respect to any employee benefit plan; (iii) any reference to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation or trustee or administrator of any employee benefit plan which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, beneficiaries, fiduciaries, administrators and service providers; (iv) any reference to “serving at the request of the Corporation as a director, officer, employee or agent of a partnership or trust” shall include service as a partner or trustee; and (v) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” for purposes of this Article VIII.

Section 8.2                                      Prepayment of Expenses.  In addition to the right to indemnification conferred in Section 8.1, a Covered Person shall also have the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees and disbursements) incurred in defending, testifying, or otherwise participating in any such Proceeding in advance of its final disposition if the Corporation has received an undertaking by or on behalf of such

Covered Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

Section 8.3                                      Claims.  If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise; shall be on the Corporation.

Section 8.4                                      Non-Exclusivity of Rights.  The rights conferred on any Covered Person by this Article VIII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.5                                      Other Indemnification.  The Corporation’s obligation, if any, to indemnify any Covered Person who was or is serving at its request as a director, officer, employee, partner or agent of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such Covered Person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.

Section 8.6                                      Amendment or Repeal.  Any repeal or modification of the provisions of this Article VIII shall not diminish or adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 8.7                                      Severability.  If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

General

Section 9.1                                      Fiscal year.  The fiscal year of the Corporation shall be determined by resolution of the Board. Absent any contrary resolution, the fiscal year shall end on December 31 of each year.

Section 9.2                                      Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.

Section 9.3                                      Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, electronic format or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 9.4                                      Definitions.  For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 9.5                                      Amendment of Bylaws.

(a)                                  So long as the Stockholders Agreement remains in full force and effect, these Bylaws may be altered or repealed, and new Bylaws made, solely by the vote of the holders of at least two-thirds of the issued and outstanding common stock of the Corporation, including the holders of at least one-third of the shares of common stock not Beneficially-Owned (as defined in the Stockholders Agreement) by the CVB Stockholders (as defined in the Stockholders Agreement) at a meeting at which a quorum is present. From and after termination of the Stockholders Agreement in accordance with its terms, these Bylaws may be altered or repealed, and new Bylaws made, by the vote of a majority of the whole Board (including any vacancies) at a meeting at which a quorum is present.

(b)                                 Notwithstanding the foregoing, no amendment shall be made, at any time, to Section 3.1 or this clause (b) of Section 9.5 of these Bylaws without the approval of the holders of at least sixty six and two-thirds percent (66 2/3%) of the outstanding shares of the Corporation’s Class A Common Stock.

The foregoing is a true and correct copy of the Third Amended and Restated Bylaws of One Communications Corp. as duly adopted on September 3, 2010.

ATTEST:

/s/ Raymond B. Ostroski, Jr.
Raymond B. Ostroski, Jr., Secretary

Dated: September 3, 2010